                                                                   Exhibit 10.16

                         PREMCOR RETIREMENT SAVINGS PLAN
                         Effective as of January 1, 2001
                                TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
1. Name Of Plan..................................................  1

2. Definitions...................................................  2
   2.1.     Board................................................  2
   2.2.     Break In Service.....................................  2
   2.3.     Code.................................................  2
   2.4.     Company..............................................  2
   2.5.     Compensation.........................................  2
   2.6.     Controlled Group.....................................  2
   2.7.     Days of Service......................................  3
   2.8.     Disability Retirement Date...........................  3
   2.9.     Employee.............................................  3
   2.10.    Employer.............................................  3
   2.11.    Five Percent Owner...................................  3
   2.12.    Highly Compensated Employee..........................  3
   2.13.    Hours Of Employment..................................  4
   2.14.    Leased Employee......................................  4
   2.15.    Normal Retirement Age................................  4
   2.16.    Normal Retirement Date...............................  4
   2.17.    Participant..........................................  4
   2.18.    Plan Administrator...................................  4
   2.19.    Plan Year............................................  5
   2.20.    Qualified Plan.......................................  5
   2.21.    Service Period.......................................  5
   2.22.    Severance Date.......................................  5
   2.23.    Severance Period.....................................  5
   2.24.    Trustee..............................................  5
   2.25.    Union Participant....................................  5
   2.26.    Valuation Date.......................................  6
   2.27.    Year of Service......................................  6

3. Eligibility...................................................  7
   3.1.     Prior Participants...................................  7
   3.2.     New Participants.....................................  7
   3.3.     Former Participants..................................  7

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
   3.4.  Cessation Of Participation .............................................    7

4. Contributions ................................................................    8
   4.1.  Payroll Reduction Contributions ........................................    8
   4.2.  Maximum Payroll Reduction Contribution .................................    8
   4.3.  Employer Matching Contributions ........................................    8
   4.4.  After-Tax Contributions ................................................    8
   4.5.  Elections ..............................................................    9
   4.6.  Changes In And Suspension Of Payroll Reductions ........................    9
   4.7.  Tax Deductions .........................................................   10
   4.8.  Rollover Contributions And Transfers ...................................   10
   4.9.  Loans ..................................................................   10
   4.10. Withdrawals ............................................................   13

5. Distributions Of Excess Amounts ..............................................   16
   5.1.  Distribution Of Excess Elective Deferrals ..............................   16
   5.2.  Description Of Discrimination Testing Rules ............................   16
   5.3.  Limitations On and Distributions Of Pre-Tax Contributions For
   Certain Highly Compensated Employees .........................................   16

6. Accounts .....................................................................   18
   6.1.  Establishment Of Accounts ..............................................   18

7. Investment Of Accounts .......................................................   19
   7.1.  Participant's Selection Of Investments .................................   19
   7.2.  Transfers Between Investment Funds .....................................   19
   7.3.  Allocation Of Earnings Or Losses .......................................   19

8. Distributions At Retirement ..................................................   20
   8.1.  Normal Retirement Distributions ........................................   20
   8.2.  Optional Methods Of Distribution .......................................   20
   8.3.  Required Minimum Distributions .........................................   20
   8.4.  Required Beginning Date ................................................   21

9. Distributions At Disability ..................................................   22
   9.1.  Distributions Upon Disability ..........................................   22
   9.2.  Determination Of Disability ............................................   22
   9.3.  Notification Of Eligibility To Receive And Consent To Disability
   Benefits ....................................................................    23

10. Distributions At Termination Of Employment (Vesting)  .......................   24
   10.1. Distributions Upon Termination Of Employment ...........................   24
   10.2. Determination Of Vested Portion ........................................   24
   10.3. Forfeitures ............................................................   25
   10.4. Notification Of Eligibility To Receive And Consent To Vested Benefits...   26

11. Distributions At Death ......................................................   28

   11.1. Distributions Upon Death. ...........................................  28
   11.2. Distribution To Spouse. .............................................  28
   11.3. Designation Of Beneficiary. .........................................  28
   11.4. Beneficiary Not Designated. .........................................  28
   11.5. Spousal Consent To Designation Of Beneficiary. ......................  28

12. Leaves Of Absence And Transfers. .........................................  30
   12.1. Military Leave Of Absence. ..........................................  30
   12.2. Maternity Or Paternity Absence. .....................................  31
   12.3. Family and Medical Leave Act. .......................................  31
   12.4. Other Leaves Of Absence. ............................................  31
   12.5. Transfers. ..........................................................  32
   12.6. Acquisition Of Assets. ..............................................  33
   12.7. Special Union Transfer Provisions. ..................................  33

13. Trustee. .................................................................  34

14. Administration. ..........................................................  35
   14.1. Appointment of Retirement Committee. ................................  35
   14.2. Construction. .......................................................  35
   14.3. Decisions And Delegation. ...........................................  35
   14.4. Duties Of The Retirement Committee. .................................  35
   14.5. Records Of The Retirement Committee. ................................  36
   14.6. Expenses. ...........................................................  36
   14.7. Indemnification. ....................................................  36

15. Claim Procedure. .........................................................  37
   15.1. Claim. ..............................................................  37
   15.2. Claim Decision. .....................................................  37
   15.3. Request for Review. .................................................  37
   15.4. Review of Decision. .................................................  38

16. Amendment And Termination. ...............................................  40
   16.1. Amendment. ..........................................................  40
   16.2. Termination; Discontinuance Of Contributions. .......................  40

17. Miscellaneous. ...........................................................  41
   17.1. Participants' Rights. ...............................................  41
   17.2. Spendthrift Clause. .................................................  41
   17.3. Delegation Of Authority By Employer. ................................  41
   17.4. Distributions To Minors. ............................................  41
   17.5. Gender, Number And Headings. ........................................  41
   17.6. Separability Of Provisions. .........................................  42
   17.7. Diversion Of Assets. ................................................  42
   17.8. Service Of Process. .................................................  42
   17.9. Merger. .............................................................  42

   17.10. Benefit Limitation. ......................................................   42
   17.11. Commencement Of Benefits. ................................................   43
   17.12. Qualified Domestic Relations Order. ......................................   44
   17.13. Written Explanation Of Rollover Treatment. ...............................   46
   17.14. Special Distribution Option. .............................................   46
   17.15. Limitations On Special Distribution Option. ..............................   48
   17.16. Waiver Of 30-Day Period. .................................................   48
   17.17. Contribution On Behalf Of Controlled Group Member. .......................   48
   17.18. Construction Of Plan. ....................................................   48
   17.19. Separation from Service. .................................................   48
   17.20. Special Provisions for the Clark Oil & Refining Corporation Pension
   Plan for Certain Union Employees. ...............................................   49

18. Top-heavy Definitions. .........................................................   54
   18.1. Accrued Benefits. .........................................................   54
   18.2. Beneficiaries. ............................................................   54
   18.3. Determination Date. .......................................................   54
   18.4. Former Key Employee. ......................................................   54
   18.5. Key Employee. .............................................................   54
   18.6. Non-Key Employee. .........................................................   54
   18.7. Permissive Aggregation Group. .............................................   55
   18.8. Required Aggregation Group. ...............................................   55
   18.9. Super Top-Heavy Group. ....................................................   55
   18.10. Top-Heavy Compensation. ..................................................   55
   18.11. Top-Heavy Group. .........................................................   56

19. Top-Heavy Rules. ...............................................................   57
   19.1. Special Top-Heavy Rules. ..................................................   57

                         PREMCOR RETIREMENT SAVINGS PLAN

                                    SECTION 1

1.       Name of Plan.

          This Plan shall be known as the "Premcor Retirement Savings Plan." The Plan will be considered a profit sharing plan even though contributions are not dependent on profits.

                                    SECTION 2

2.       Definitions.

         2.1.    Board.

         "Board" means the board of directors of the Company.

         2.2.    Break In Service.

                 "Break in Service" means any twelve-consecutive month Severance Period.

         2.3.    Code.

                 "Code" means the Internal Revenue Code of 1986, as amended.

         2.4.    Company.

                 "Company" means The Premcor Refining Group Inc., a Delaware corporation.

         2.5.    Compensation.

                 "Compensation" means the gross amount received during the Plan Year by an Employee for services rendered with respect to the Employer, including salary, commissions, wages, overtime pay and amounts contributed through a Qualified Plan which meets the requirements of Section 401(k) of the Code, to a cafeteria plan which meets the requirements of Section 125 of the Code or, effective January 1, 2001, elective amounts not included in the gross income of the Employee by reason of Section 132(f)(4), but shall not include bonuses, incentive pay, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, welfare benefits, earnings with respect to equity-based compensation, Employer contributions under Section 4 of this Plan or benefits under any other Qualified Plan.

                 The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $170,000 (as adjusted in accordance with Section 415(d) of the Code).

         2.6.    Controlled Group.

                 "Controlled Group" means the Company and all other entities required to be aggregated with the Company under Sections 414(b), (c), or (m) of the Code or regulations issued pursuant to Section 414(o) of the Code. For purposes of Section 17.10, in determining which entities shall be aggregated under Section 414(b) or (c) of the Code, the modifications made by Section 415(h) of the Code shall be applied.

         2.7.     Days Of Service.

                  "Days of Service" means the total number of days in a person's Service Periods, whether or not such periods were completed consecutively. Days of Service shall also include the number of days in all Severance Periods, if any, in which:

                  (a) The Employee severs from service by reason of quit, discharge or retirement and immediately prior to such quit, discharge or retirement was not absent from service if the Employee performs Service within twelve months of the date of such severance; or

                  (b) Notwithstanding (a) above, the Employee severs from service by reason of quit, discharge or retirement during an absence from service of twelve months or less for any reason other than a quit, discharge, retirement or death if the Employee performs Service within twelve months of the date on which the Employee was first absent from service.

         2.8.     Disability Retirement Date.

                  "Disability Retirement Date" means the date on which a Participant is determined by the Plan Administrator to be permanently and totally disabled in accordance with Section 9.2.

         2.9.     Employee.

                  "Employee" means any person classified as an employee by the Employer other than a Leased Employee or a member of a collective bargaining unit for which either (a) a separate retirement plan has been established pursuant to collective bargaining negotiations, or (b) no separate plan has been established after collective bargaining has included discussion of retirement benefits, unless such collective bargaining provided for coverage under this Plan.

         2.10.    Employer.

                  "Employer" means the Company or any other member of the Controlled Group which has, with the consent of the Board, adopted the Plan.

         2.11.    Five Percent Owner.

                  "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of any corporation in the Controlled Group or stock possessing more than five percent of the total combined voting power of all stock of any corporation in the Controlled Group or who owns more than five percent of the capital or profits interest of any unincorporated entity in the Controlled Group.

         2.12.    Highly Compensated Employee.

                  "Highly Compensated Employee" means any Employee who (i) was a Five-Percent Owner at any time during either the determination year or the look-back year; or

(ii) received compensation within the meaning of Code Section 415(c)(3) from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 414(d)) during the lookback year and, if the Employer so elects for the look-back year, was in the top-paid group of Employees for such look-back year.

                  For purposes of this Section, the determination year shall be the Plan Year, and the look-back year shall be the 12-month period immediately preceding the determination year. The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

         2.13.    Hours Of Employment.

                  "Hours of Employment" means an hour for which a person is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties.

         2.14.    Leased Employee.

                  "Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (a "leasing organization") has performed services for the recipient (or for the recipient and related persons as determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, if such services are performed under primary direction or control by the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         2.15.    Normal Retirement Age.

                  "Normal Retirement Age" means such Participant's attainment of age 60.

         2.16.    Normal Retirement Date.

                  "Normal Retirement Date" means the date on which a Participant terminates his or her employment with the Employer (except by death or permanent and total disability as defined in Section 9.2) provided such date is on or after the date the Participant reaches his or her Normal Retirement Age.

         2.17.    Participant.

                  "Participant" means an Employee who has satisfied the eligibility requirements of Section 3 and who has not become a former Participant under Section 3.4.

         2.18.    Plan Administrator.

                  "Plan Administrator" means the Company; provided that, the authority to control and manage the operation and administration of the Plan shall be vested in the Retirement Committee described in Section 14.

         2.19.    Plan Year.

                  "Plan Year" means the 12-month period commencing on January 1 and ending on December 31.

         2.20.    Qualified Plan.

                  "Qualified Plan" means any plan qualified under Section 401 of the Code. For purposes of Sections 18 and 19 only, the term "Qualified Plan" also means a simplified employee pension described in Section 408(k) of the Code.

         2.21.    Service Period.

                  "Service Period" means the period of time commencing on the date on which a person performs a Day of Service with the Employer and ending on the person's Severance Date. If a person's employment with the Employer is terminated when he or she has no nonforfeitable right to a benefit derived from Employer contributions under the Plan and the number of years of his or her Severance Period equals or exceeds the greater of (a) five or (b) the number of years of his or her Service Period prior to such termination of employment, the Service Period prior to the termination of employment will be disregarded.

                  Notwithstanding the above, an individual shall receive credit for periods of service recognized by BP America Inc. under the BP America Capital Accumulation Plan and the BP America Savings and Investment Plan as of August 10, 1998.

         2.22.    Severance Date.

                  "Severance Date" means the date on which the earliest of the following occurs:

                  (a) A person employed by the Employer quits, retires, is discharged or dies; or

                  (b) The first anniversary of the first date of a period in which the person is not credited with Days of Service and remains absent from service with the Employer (with or without pay) for any reason other than quit, retirement, discharge or death.

         2.23.    Severance Period.

                  "Severance Period" means the period of time commencing the day after a person's Severance Date and ending on the day before the person performs a Day of Service.

         2.24.    Trustee.

                  "Trustee" means the insurer or trustee or any successor trustee appointed pursuant to Section 13 hereof.

         2.25.    Union Participant.

                  "Union Participant" means a Participant who is a member of a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining.

         2.26.    Valuation Date.

                  "Valuation Date" means each business day.

         2.27.    Year of Service.

                  "Year of Service" means each 365 Days of Service credited to a Participant; provided that, an individual's Years of Service for the period ended on December 31, 2000 shall be equal to his or her number of Years of Service, if any, determined in accordance with the provisions of the Plan as in effect on that date.

                                    SECTION 3

3.       Eligibility.

         3.1.     Prior Participants.

                  Each person who was a Participant on December 31, 2000, shall continue to be a Participant on January 1, 2001.

         3.2.     New Participants.

                  On or after January 1, 2001, each Employee not described in
Section 3.1 shall become a Participant hereunder as of the date which is six (6) months after the date he or she first performs an Hour of Employment. Notwithstanding the preceding sentence, each Employee who is not a member of a collective bargaining unit shall become a Participant hereunder on his or her date of hire or, if later, January 1, 2002. If a person is not an Employee when he or she satisfies this requirement, he or she shall not become a Participant until the day he or she becomes an Employee.

                  Notwithstanding any other provisions of the Plan, any individual who is providing services to the Company in the capacity of, or who is designated by the Company as an independent contractor, and who is subsequently reclassified as an Employee by court or similar action (whether retroactively or prospectively), shall not be eligible to participate in the Plan, and shall be treated as a member of an excluded class. No such excluded individual shall have any claim for benefits under the Plan for any period during which he or she is excluded from participation.

         3.3.     Former Participants.

                  A Participant who has a severance from employment, who is reemployed by the Employer and whose prior Service is not disregarded pursuant to Section 10.2(d) shall become a Participant on the date he or she is reemployed as an Employee.

         3.4.     Cessation Of Participation.

                  A person shall cease to be a Participant and shall become a former Participant when he or she

                  (a) has ceased to be employed by the Employer, and

                  (b) has no undistributed account balances under the Plan.

                                    SECTION 4

4.       Contributions.

         4.1.     Payroll Reduction Contributions.

                  A Participant may elect to have up to 15% of his or her Compensation contributed by the Employer to the Plan on a pre-tax basis through payroll reductions. Each Participant shall elect in accordance with the rules and procedures established by the Plan Administrator in increments of 1% the percentage of his or her Compensation under this Section to be credited to his or her Before-Tax Contribution Account. In addition, the Employer may implement "negative" elections under which a percentage of a Participant's Compensation will automatically be reduced and paid to the Plan as a pre-tax contribution unless the Participant affirmatively elects not to have his or her Compensation so reduced.

         4.2.     Maximum Payroll Reduction Contribution.

                  The maximum amount which may be contributed to the Plan by a Participant on a pre-tax basis under Section 4.1 and any other Qualified Plan maintained by the Employer in any calendar year is limited to $10,500 (or such higher amount prescribed under Section 402(g) of the Code). If a Participant's pre-tax contributions reach this maximum, the Plan Administrator shall stop the Participant's payroll reduction contributions for the remainder of the calendar year.

         4.3.     Employer Matching Contributions.

                  The Employer will contribute to the Plan on behalf of each Participant an amount equal to 200% of the first 3% of Compensation contributed by the Participant under Section 4.1. The amount contributed by the Employer for a Plan Year shall be based on a Participant's total Compensation and aggregate contributions under Section 4.1 for such Plan Year, regardless of the frequency at which such matching contributions are contributed to the Plan by the Employer during the Plan Year.

         4.4.     After-Tax Contributions.

                  A Participant who is not a Highly Compensated Employee may elect to have up to 5% of his or her Compensation contributed by the Employer to the Plan on an after-tax basis through payroll reductions; provided that, the maximum combined amount of Before-Tax Contributions and After-Tax Contributions that a Participant may elect to have contributed by the Employer to the Plan in a Plan Year shall not exceed 15% of his or her Compensation. Such a Participant shall elect in accordance with the rules and procedures established by the Plan Administrator in increments of 1% the percentage of his or her Compensation under this Section to be credited to his or her After-Tax Contribution Account.

         4.5.     Elections.

          Each election by a Participant under Section 4.1 shall be effective until suspended or amended. Each election shall be effective only when made in accordance with the rules and procedures established by the Plan Administrator.

         4.6.     Changes In And Suspension Of Payroll Reductions.

                  4.6.1.   Changes In Payroll Reductions.

                  Each Participant's payroll reduction percentage under Section
         4.1 shall continue in effect until the Participant shall change such percentage. A Participant may at any time in his or her discretion change such percentage in accordance with the rules established by the Plan Administrator.

                  4.6.2.   Suspension Of Payroll Reductions.

                  A Participant may at any time suspend his or her contributions in accordance with the rules established by the Plan Administrator.

                           4.6.2.1. Suspension Of Payroll Reductions During
                                    Government Or Military Service.

                                   Suspension of a Participant's contributions
                  shall be permitted during any period of military service, or of government service approved by the Employer, regardless of the duration of such period.

                           4.6.2.2. Resumption Of Payroll Reductions After Suspension.

                                   Except as provided in Section 12.1.1, a
                  Participant who has suspended his or her contributions under
                  Section 4.6.2 may at any time resume them in accordance with the rules established by the Plan Administrator.

                  4.6.3.   Special Notice Requirement and Election Period.

                           4.6.3.1.  Notice Requirement.

                                   At least 30 days, but not more than 90 days,
                  before the beginning of the Plan Year, the Employer will provide each Participant a comprehensive notice of the employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Participant. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

                     4.6.3.2. Election Periods.

                              In addition to any other election periods provided
                 under the Plan, each Participant may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Section 4.6.3.1 above.

        4.7.     Tax Deductions.

                 All Employer contributions are made conditioned upon their deductibility for Federal income tax purposes under Section 404 of the Code. Amounts contributed by the Employer shall be returned to the Employer from the Plan by the Trustee under the following circumstances:

                 (a) If a contribution was made by the Employer by a mistake of fact, the excess of the amount of such contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Employer within one year after the payment of the contribution; and

                 (b) If the Employer makes a contribution which is not deductible under Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to the Employer within one year after the disallowance of the deduction.

Earnings attributable to the contribution shall not be returned to the Employer, but losses attributable to such excess contribution shall be deducted from the amount to be returned.

                 In the event (a) or (b) above apply, the Employer will distribute any salary reduction amounts returned to the Employer (less any losses) to the Employees who elected to reduce their salary by such amounts.

        4.8.     Rollover Contributions And Transfers.

                 The Plan Administrator may direct the Trustee to accept from or on behalf of an Employee any cash or other assets the receipt of which would constitute a rollover contribution as defined in Section 408(d)(3)(A)(ii) of the Code or an eligible rollover contribution as defined in Section 402(c)(4) of the Code which is excludable from income under Section 402(c)(1) of the Code. The Plan Administrator may also direct the Trustee to accept from the trustee of another Qualified Plan a direct transfer of cash or other assets which does not constitute an eligible rollover contribution. Notwithstanding the preceding sentence, the Trustee may not accept the direct transfer of any assets from any Qualified Plan which would cause the Plan to be subject to the requirements of
Section 401(a)(11) of the Code. Any contributions under this Section shall be segregated in a separate account and shall be fully vested at all times. Such amounts shall not be considered as a contribution by a Participant for purposes of Sections 4.1 or 17.10.

        4.9.     Loans.

                 The Plan Administrator, as administrator of the loan program, shall make loans available to Participants who are employed with the Employer on the date the loan is made (and subject to the terms of this Section 4.9, to an interested party as defined in Section 3(14) of the

Employee Retirement Income Security Act of 1974, even if such interested party is no longer an Employee) pursuant to a uniform and non-discriminatory policy. Notwithstanding the above, loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees. In addition, loans may only be made from a Participant's Before-Tax Contribution Account. All loans shall comply with the following terms and conditions.

              4.9.1.  Loan Applications.

                      A Participant must apply for a loan in accordance with the rules established by the Plan Administrator.

              4.9.2.  Loan Limits.

                      No loan shall be made if immediately after the loan the unpaid balance of all loans by this Plan and all other plans maintained by the Controlled Group to the Participant would exceed the lesser of

                      (a) $50,000, or

                      (b) 50% of the vested portion of the Participant's
               accounts under this Plan.

                      Notwithstanding the foregoing, the $50,000 limitation in
          (a) above shall be reduced by the highest outstanding loan balance for the one-year period ending on the day before a new loan is made minus the outstanding balance of existing loans to the Participant on the date of the new loan.

              4.9.3.  Repayment Period.

                      A fixed period for repayment of the loan not in excess of five years shall be specified in the loan agreement; provided, that if the loan is used to acquire any dwelling unit which within a reasonable time is used as a principal residence of the Participant, the specified repayment period may be longer than five years.

              4.9.4.  Manner And Timing Of Repayments.

                      Loans will be repaid (principal and interest) through substantially equal payroll deductions; provided, that a Participant may at any time prepay the entire amount due on the loan in one lump sum. Upon a Participant's termination of employment, the entire loan balance shall become due and payable immediately and shall be set off against any distribution due to the Participant.

              4.9.5.  Security.

                      Each loan shall be secured by assignment of the Participant's accounts in the Plan and by the Participant's collateral promissory note for the amount of the loan, including interest thereon, payable to the order of the Trustee. However, in no event shall more than 50% of a Participant's vested interest in the Plan (determined immediately after origination of the loan) be used as security for the loan.

              4.9.6.   Interest.

                       Each loan shall bear a reasonable rate of interest commensurate with the prevailing interest rate charged on similar commercial loans under like circumstances by persons in the business of lending money.

              4.9.7.   Investment Of Account.

                       Any loan made to a Participant shall be treated as a segregated investment of his or her accounts. As such, all payments of principal and interest made by the Participant shall be credited only to the accounts of such Participant.

              4.9.8.   Order Of Investment Liquidation.

                       The Employer shall liquidate a portion of each Fund in which the Participant's Before-Tax Contribution Account is invested to provide the proceeds for any loan to the Participant. The amount of each such Fund to be liquidated shall be equal to the loan amount multiplied by the percentage of the Participant's Before-Tax Contribution Account which is invested in such Fund as of the Valuation Date coinciding with or preceding the date as of which the loan is made.

              4.9.9.   Investment Of Loan Repayments.

                       Repayments of loan amounts shall be invested in accordance with the most recent investment election made by the Participant.

              4.9.10.  Loans Limited To Employees.

                       Except as otherwise provided in this Section 4.9, no loan shall be made to any Participant who has terminated employment with the Employer.

              4.9.11.  Default.

                       Generally, a default shall occur upon the failure of a Participant to timely remit payments under the loan when due. In such event, the Plan Administrator shall take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets, including foreclosing on any collateral and commencing such other legal action for collection which the Plan Administrator deems necessary and advisable. However, the Plan Administrator shall not be required to commence such actions immediately upon a default. Instead, the Plan Administrator may grant the Participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. In addition, if no risk of loss of principal or income would result to the Plan, the Plan Administrator may choose, in its discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Plan Administrator may treat a loan that has been defaulted upon and not cured within a reasonable period of time as a deemed distribution from the Plan.

         4.10.   Withdrawals.

                 4.10.1. Request For Withdrawal.

                         A Participant in the employment of the Employer may, in accordance with the rules established by the Plan Administrator, withdraw as of any date all or any portion of his or her accounts as provided and in the order set forth below:

                         (a) up to 100% of the elective contributions (excluding
                 any earnings thereon) made by the Participant prior to January 1, 1987;

                         (b) up to 100% of his or her After-Tax Contribution
                 Account (excluding pre-1987 contributions and including earnings);

                         (c) up to 100% of his or her Rollover Account;

                         (d) up to 100% of his or her Before-Tax Contributions
                 Account, but only in the event of a hardship unless the Participant has attained age 59-1/2. The Plan Administrator will grant a distribution on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant in accordance with Section
                 4.10.2 and is necessary to satisfy such financial need in accordance with Section 4.10.3.

                 4.10.2. Determination of Immediate and Heavy Financial Need.

                         A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                         (a) expenses for medical care described in Section
                 213(d) of the Code previously incurred by the Participant, the Participant's spouse or any of the Participant's dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

                         (b) costs directly related to the purchase (excluding
                 mortgage payments) of a principal residence of the Participant;

                         (c) the payment of tuition and related educational
                 fees (excluding expenses for room and board) for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or the Participant's children or dependents (as defined in Section 152 of the Code); or

                         (d) payments necessary to prevent the eviction of the
                 Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

               4.10.3.  Amount Necessary To Satisfy Financial Need.

                       A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:

                       (a) The distribution is not in excess of the amount of
               the immediate and heavy financial need of the Participant (which may include any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution); and

                       (b) The Participant has obtained all distributions,
               other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Controlled Group.

                       In addition a Participant who receives a hardship withdrawal will be unable to make pre-tax contributions or after-tax contributions to the Plan or any other qualified or nonqualified plan of deferred compensation maintained by the Controlled Group, including stock option and stock purchase plans and a cash or deferred arrangement that is part of a cafeteria plan within the meaning of
         Section 125 of the Code (but not the cafeteria plan itself), for a period of twelve months after the Valuation Date as of which the hardship distribution is made. Moreover, the maximum amount of a Participant's pre-tax contributions to the Plan or any other plan maintained by the Controlled Group for the calendar year following the calendar year of the hardship withdrawal may not exceed $10,000 (or such higher amount prescribed by applicable law) reduced by the amount of such Participant's pre-tax contributions for the calendar year of the hardship withdrawal.

               4.10.4.  Other Withdrawals.

                       (a) BP Account. A Participant in the employment of the
               Employer may, in accordance with the rules established by the Plan Administrator, withdraw amounts in his or her BP Account in accordance with the withdrawal rights provided under the terms of either the BP America Capital Accumulation Plan or the BP America Savings and Investment Plan, as applicable, as in effect on August 10, 1998, such terms hereby incorporated herein by reference.

                       (b) Clark Employer Contribution Account and Clark
               Employee Contribution Account. A Participant in the employment of the Employer may, in accordance with the rules established by the Plan Administrator, withdraw amounts in his or her Clark Employer Contribution Account and Clark Employee Contribution Account in accordance with the following:

                           (1) If the Participant has been a Participant for
                       five or more years, such Participant may withdraw:

                               (A) the entire balance of both accounts; provided
                           that, he or she shall not be entitled to make contributions under Section 4.1 or 4.4 for a period of twelve (12) months thereafter; or

                                    (B)   a portion of either or both accounts
                              not more frequently than once in any two-year period; provided that, (i) the withdrawal may not exceed the lesser of fifty percent (50%) of the value of his or her Clark Employee Contribution Account or the dollar amount of his or her own contributions and twenty-five percent (25%) of the value of his or her Clark Employer Contribution Account, and (ii) if a Participant makes a partial withdrawal of his or her Clark Employer Contribution Account, he or she will not be permitted to make contributions under Section 4.1 or 4.4 for a period of three (3) months from the first day of the month in which the partial withdrawal is made.

                              (2)   A Participant may withdraw the entire
                        balance of his or her Clark Employee Contribution Account; provided that, he or she shall not be entitled to make contributions under Section 4.1 or 4.4 until the earlier of (i) twelve (12) months from the date of the withdrawal or (ii) the date he or she repays such withdrawal.

               4.10.5.  Order Of Investment Liquidation.

                        The Employer shall liquidate a portion of each Fund in which the Participant's accounts affected by the withdrawal are invested to provide the proceeds for any withdrawal to the Participant. The amount of each such Fund to be liquidated shall be equal to the withdrawal amount multiplied by the percentage of the Participant's accounts which are invested in such Fund as of the Valuation Date coinciding with the date as of which the withdrawal is made.

                                    SECTION 5

5.    Distributions Of Excess Amounts.

      5.1.  Distribution Of Excess Elective Deferrals.

            If a Participant's elective deferrals for any calendar year exceed $10,500 (or such higher amount prescribed under Section 402(g) of the Code), then the Participant may file an election form prescribed by the Plan Administrator with the Employer designating in writing the amount of such excess elective deferrals to be distributed from this Plan. Any such election form must be filed with the Employer no later than the first March 1 following the close of such calendar year in order for the Employer to act on it. If such an election form is timely filed, the Trustee shall distribute to the Participant the amount of such excess elective deferrals which the Participant has allocated to this Plan (together with any income or less any loss allocable to such amount through the last day of such calendar year) on or before the first April 15 following the close of such calendar year. In the case of a Highly Compensated Employee, any matching contributions which were contributed on account of the elective deferrals being distributed will be forfeited, even if such matching contributions are vested. For purposes of the preceding, the income or loss allocable to such excess amount will be determined under such reasonable method as the Plan Administrator shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' accounts.

      5.2.  Description Of Discrimination Testing Rules.

            This Plan benefits employees who are included in a unit of employees covered by a collective bargaining agreement and employees who are not included in such a collective bargaining unit. Pursuant to Treas. Reg. (S) 1.401(k)-1(g)(11)(ii)(B), the Plan is treated for discrimination testing purposes as comprising two separate plans, one covering non-collectively bargained employees and the other covering collectively bargained employees. Effective January 1, 1999, the portion of the Plan covering non-collective bargaining employees is structured to comply with the alternative method of meeting nondiscrimination testing requirements as described in Code Section 401(k)(12), and therefore is not subject to the nondiscrimination tests described in Code Sections 401(k) and 401(m). The portion of the Plan benefiting collectively bargained employees is exempt from the matching contribution nondiscrimination test by virtue of Treas. Reg. (S) 1.401(m)-1(a)(3), but is subject to the nondiscrimination test applicable to before-tax contributions under Code Section 401(k). The test described in Section 5.3 below, therefore, applies only to that portion of the Plan covering collectively bargained employees.

      5.3. Limitations On and Distributions Of Pre-Tax Contributions For Certain Highly Compensated Employees.

            The Retirement Committee is authorized to reduce to the extent necessary the maximum contributions under Sections 4.1 and 4.2 for Highly Compensated Employees prior to the close of the Plan Year if the Retirement Committee reasonably believes that the reduction is necessary to prevent the Plan from failing Code Section 401(k)(3). Such adjustments shall be made in accordance with rules prescribed by the Employer. If the Plan fails to satisfy Code Section 401(k)(3), the Plan shall correct the failure within 12 months after the last day of such Plan Year under any method or combination of methods allowed under Code Section 401(k)(8) or Treas. Reg. (s) 1.401(k)-1(f), taking into account any adjustments necessary to reflect changes to Code Section 401(k)(8)(C) that are not reflected in the regulations. With respect to any distribution which is necessary as part of a correction method, income or losses allocable to such distributions shall be calculated only as of the last day of the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(k)(3). For purposes of this Section 5.3, the actual deferral percentage of non-Highly Compensated Employees shall be determined as of the Plan Year preceding the Plan Year for which the Plan must satisfy one of the tests in Code
Section 401(k)(3). All terms used in this Section 5.3 shall have the meaning given such terms in Code Section 401(k) and the regulations thereunder. This
Section 5.3 shall only be applied with respect to that portion of the Plan covering those Participants who are members of a collective bargaining unit.

                                    SECTION 6

6.    Accounts.

      6.1.  Establishment Of Accounts.

            The Plan Administrator shall establish and maintain for each Participant a Before-Tax Contribution Account, an After-tax Contribution Account, a Matching Contribution Account and a Rollover Account. All pre-tax amounts by which an Employee elects to have his or her salary reduced under
Section 4.1 shall be credited to his or her Before-Tax Contribution Account, all after-tax amounts by which an Employee elects to have his or her salary reduced under Section 4.4 shall be credited to his or her After-tax Contribution Account, all Employer contributions under Section 4.3 allocated to a Participant shall be credited to his or her Matching Contribution Account, and all rollover amounts received on behalf of a Participant under Section 4.8 shall be credited to his or her Rollover Account. All amounts transferred into the Plan from either the BP America Capital Accumulation Plan or the BP America Savings and Investment Plan on August 10, 1998 on behalf of a Participant shall be credited to his or her BP Account. All amounts transferred into the Plan from the Clark Oil & Refining Corporation Employees' Savings Plan on April 1, 1994 which represent a Participant's Employer Contribution Account under such plan shall be credited to his or her Clark Employer Contribution Account. All amounts transferred into the Plan from the Clark Oil & Refining Corporation Employees' Savings Plan on April 1, 1994 which represent a Participant's Employee Contribution Account under such plan shall be credited to his or her Clark Employee Contribution Account.

                                    SECTION 7

7.   Investment Of Accounts.

     7.1. Participant's Selection Of Investments.

          Each Participant shall designate in 1% increments the percentages of contributions under Section 4 for such Plan Year allocable to his or her accounts which are to be invested in such investment funds as selected by the Retirement Committee. Such a designation shall be made by the Participant in accordance with the rules established by the Plan Administrator. Any such designation shall continue in effect for successive Plan Years unless changed in the same manner by the Participant. In the event a Participant fails to designate how the accounts allocated to his or her accounts are to be invested, such amounts shall be invested in accordance with the rules established by the Plan Administrator.

     7.2. Transfers Between Investment Funds.

          As of any date, a Participant may elect, in accordance with the rules established by the Plan Administrator, to transfer all or any portion of his or her accounts in an investment fund to any other investment fund. Such transfers shall be subject to such reasonable requirements as may be established by the Trustee, including the requirement of 15 days advance notice of a Participant's desire to so transfer his or her accounts, in order to effect such transfer in an orderly manner and without adverse effect on the other Participants' interests in the funds. Such transfers shall also be subject to any exchange restrictions described in the prospectus for the investment fund or funds involved in the transfer.

     7.3. Allocation Of Earnings Or Losses.

          All appreciation or depreciation in the fair market value of the investment funds shall be allocated to accounts based on account balances on a daily basis.

                                    SECTION 8

8.   Distributions At Retirement.

     8.1. Normal Retirement Distributions.

          Upon a Participant's Normal Retirement Age, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed to him or her in a lump sum not later than the 60th day after the latest of the close of the Plan Year in which:

          (a)  the Participant reaches his or her Normal Retirement Date; or

          (b) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan.

     8.2. Optional Methods Of Distribution.

          In lieu of distribution of his or her accounts in a lump sum, a Participant may elect in accordance with the rules established by the Plan Administrator, to have his or her accounts distributed in substantially equal annual or more frequent payments over a period of time not to exceed fifteen
(15) years. In the event that a Participant who elects this optional form of benefit dies before the entire amount in his or her accounts has been distributed, distribution will continue to be made to such Participant's surviving spouse, if any, or designated beneficiary, unless such Participant's surviving spouse or beneficiary elects to receive such remaining amounts in a lump sum.

          Notwithstanding the above, a Participant may elect to have his or her BP Account distributed in any form permitted under the terms of either the BP America Capital Accumulation Plan or the BP America Savings and Investment Plan, as applicable, as in effect on August 10, 1998, such terms hereby incorporated herein by reference.

     8.3. Required Minimum Distributions.

          Notwithstanding anything to the contrary contained in the Plan, the entire interest of a Participant will be distributed in accordance with Section 401(a)(9) of the Code and the regulations thereunder beginning no later than the Participant's Required Beginning Date as determined under Section 8.4 below. Minimum distributions will be made based on the life expectancy of such Participant. For purposes of determining the amount of such minimum distribution the Participant's life expectancy will be recalculated annually. Notwithstanding the preceding, a Participant who receives benefit election forms during the 90-day period immediately preceding the Valuation Date coinciding with or immediately preceding his or her Required Beginning Date may elect, at any time prior to his or her Required Beginning Date, to receive the entire amount of his or her accounts in a lump sum during the calendar year in which his or her Required Beginning Date occurs or in installments described in Section 8.2.

          If the Participant elects a lump sum he or she will receive, on or before December 31 of each subsequent calendar year, a lump sum distribution of any subsequent amounts allocated to his or her accounts.

     8.4. Required Beginning Date.

          (a) The Required Beginning Date of a Participant who attains age 70-1/2 prior to January 1, 2003 (or, thereafter, is a Five Percent Owner in the calendar year in which the Participant attains age 70-1/2) shall be the April 1 following the calendar year in which the Participant attains age 70-1/2.

          (b) The Required Beginning Date of a Participant who is not a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2 and who attains age 70-1/2 during or after the 2003 calendar year shall be the April 1 following the calendar year in which occurs the later of the date such Participant attains 70-1/2 and the date on which the Participant terminates employment.

                                    SECTION 9

9.   Distributions At Disability.

     9.1.  Distributions Upon Disability.

           If a Participant becomes permanently and totally disabled while in the employment of the Employer his or her accounts shall become fully vested (if not already fully vested), and shall be distributed to him or her in a lump sum, unless the Participant elects an optional form of benefit described in Section 8.2, in accordance with Sections 9.1.1, 9.1.2 and 9.1.3 below. 9.1.1. Distributions Of $5,000 Or Less.

           9.1.1 Distribution to a Participant who has terminated employment at his or her Disability Retirement Date and whose aggregate vested account balance is less than or equal to $5,000 shall be made in a lump sum.

           9.1.2. Distributions In Excess Of $5,000.

                  In the event that the aggregate vested account balance of a Participant who has terminated employment at his or her Disability Retirement Date exceeds $5,000, such Participant may request a distribution at any time in accordance with the rules established by the Plan Administrator. If the Participant consents to the distribution of his or her accounts in the manner required under Section 9.3.2 within 90 days after receiving the notice described in Section 9.3.1, distribution of his or her accounts will be made in accordance with his or her election. In the event that a Participant whose aggregate vested account balance exceeds $5,000 does not consent to the distribution of his or her accounts in accordance with preceding sentence, distribution to the Participant shall commence no later than his or her Required Beginning Date.

           9.1.3. Valuation.

                  A distribution under Sections 9.1.1 or 9.1.2 shall be based on the value of the Participant's accounts as of the date such distribution is being made.

           9.1.4. Deemed Termination.

                  A Participant who is permanently and totally disabled as described in Section 9.2 while in the employment of the Employer shall be deemed to have terminated such employment on the date the Plan Administrator determines that he or she is permanently and totally disabled.

     9.2.  Determination Of Disability.

           A Participant shall be deemed to be permanently and totally disabled only if he or she, on account of physical or mental disability, is no longer capable of performing the duties assigned to him or her by the Employer or any other position at the Employer for which he or she is reasonably qualified and, in the opinion of a qualified physician, such disability is likely to be permanent and continuous during the remainder of the Participant's lifetime. If a difference of opinion shall arise between the Retirement Committee and the Participant as to whether the Participant is permanently disabled, such difference shall be resolved as follows:.

               (a) The Participant shall be examined at the Employer's expense by a physician who shall have been appointed for that purpose by the Retirement Committee and at the Participant's expense by a physician who shall have been appointed for that purpose on behalf of the Participant.

               (b) If the two physicians shall disagree as to whether the Participant is permanently disabled in accordance with the definition provided in this paragraph, that question shall be submitted to a third physician who shall be selected by the two physicians.

               (c) The medical opinion of the third physician, after examination of the Participant and consultation with the two other physicians (the expense of such examination and consultation being shared equally between the Employer and the Participant), shall decide whether the Participant is suffering from permanent disability.

     9.3. Notification Of Eligibility To Receive And Consent To Disability Benefits.

           9.3.1. Notice.

                  In the event that the aggregate vested account balance of a Participant to be distributed pursuant to Section 9.1 exceeds $5,000, such Participant shall receive notice of the following information:

                  (a) the material features and the relative values of his or her benefits under the optional forms of benefit available under the Plan; and

                  (b) his right to defer receipt of disability benefits.

           9.3.2. Consent.

                  The Participant's consent to the distribution of disability benefits must be:

                  (a) in writing or in any form deemed to be in writing under the Code or regulations or other guidance issued by the Internal Revenue Service;

                  (b) made after the Participant receives the information described in Section 9.3.1; and

                  (c) made within 90 days after he or she receives the information.

                                   SECTION 10

10.   Distributions At Termination Of Employment (Vesting).

      10.1.  Distributions Upon Termination Of Employment.

             A Participant whose employment with the Employer is terminated prior to the earliest of his or her death, Disability Retirement Date or Normal Retirement Date shall receive the vested portion of his or her accounts in a lump sum, unless the Participant elects an optional form of benefit described in
Section 8.2, in accordance with Sections 10.1.1, 10.1.2 and 10.1.3 below.

             10.1.1. Distributions Of $5,000 Or Less.

                     Distribution to a Participant who has terminated employment prior to his or her death, Disability Retirement Date or Normal Retirement Date and whose aggregate vested account balance is less than or equal to $5,000 shall be made in a lump sum as soon as practicable following the date he or she terminates employment, provided he or she is not an Employee on such date.

             10.1.2. Distributions In Excess Of $5,000.

                     In the event that the aggregate vested account balance of a Participant who has terminated employment prior to his or her death, Disability Retirement Date or Normal Retirement Date exceeds $5,000, such Participant may request a distribution at any time in accordance with the rules established by the Plan Administrator. If the Participant consents to the distribution of his or her accounts in the manner required under
      Section 10.4.2 within 90 days after receiving the notice described in
      Section 10.4.1, distribution of his or her accounts will be made in accordance with his or her election. In the event that a Participant whose aggregate vested account balance exceeds $5,000 does not consent to the distribution of his or her accounts in accordance with the preceding sentence, distribution to the Participant shall commence no later than his or her Required Beginning Date.

             10.1.3. Valuation.

                     A distribution under Sections 10.1.1 or 10.1.2 shall be based on the value of the Participant's accounts as of the date as of which such distribution is being made.

      10.2.  Determination Of Vested Portion.

             (a) A Participant's Before-Tax Contribution Account, After-Tax Contribution Account, BP Account, Clark Employer Contribution Account, Clark Employee Contribution Account and Rollover Account shall be 100% vested and nonforfeitable at all times.

                  (b) With respect to a Participant who is not a Union Participant, the portion of his or her Matching Contribution Account which shall be vested and non-forfeitable shall be 100% at all times. With respect to a Union Participant, the portion of his or her Matching Contribution Account which shall be vested and non-forfeitable shall be determined in accordance with the following schedule:

                   Years of                          Percentage of
                   Service                           Account Vested

         Fewer than 1                                       0
         1 but fewer than 2                                20
         2 but fewer than 3                                40
         3 but fewer than 4                                60
         4 but fewer than 5                                80
         5 or more                                        100

                  (c) Notwithstanding any provision herein to the contrary, a Participant's accounts shall be 100% vested and nonforfeitable upon such Participant's Normal Retirement Age.

                  (d) If a person's employment with the Employer is terminated when he or she has no nonforfeitable right to a benefit derived from Employer contributions under the Plan and the number of consecutive years in which he or she has a Break in Service equals or exceeds the greater of (a) five or (b) the number of Years of Service accrued prior to such termination of employment, the Years of Service accrued prior to the termination of employment will be disregarded.

                  (e) In no case shall any amendment to this Plan reduce the vested percentage of a Participant with respect to benefits already accrued, and a Participant with not less than three Years of Service with the Employer, with respect to whom the Plan's schedule of vested percentage would be changed by an amendment to the Plan, may elect within 60 days of the latest of the date on which

                      (1) the Plan amendment is adopted;

                      (2) the Plan amendment becomes effective; or

                      (3) the Participant is issued written notice of the Plan amendment to have the prior schedule of vested percentage apply to him or her.

          10.3.  Forfeitures.

                 The nonvested portion of the Matching Contribution Account of a Participant whose employment with the Employer is terminated prior to the earliest of his or her death, Disability Retirement Date, or Normal Retirement Date shall be forfeited immediately when such Participant has both terminated employment and received a distribution of his or her entire vested account balance or the last day of the Plan Year in which the Participant suffers a fifth consecutive Break-in-Service, whichever first occurs. The nonvested amounts shall be placed in a separate account until forfeited and shall be credited with an allocation of earnings and losses pursuant to Section
7.3. If the Participant is not employed again by the Employer on the date a forfeiture occurs under this Section, any forfeited amounts plus earnings and losses thereon shall be used to reduce future Employer contributions. Following such forfeiture, the Participant shall be 100% vested in the balance, if any, of his or her accounts. If a Participant terminates employment with no vested interest in his or her Matching Contribution Account, such Participant shall be treated as receiving a distribution of the vested portion of his or her Matching Contribution Account on the last day of the Plan Year in which his or her termination occurs, provided he or she is not employed by the Employer on such date. If a person who has incurred a forfeiture hereunder is reemployed by the Employer during a Plan Year before he or she has incurred five consecutive Breaks in Service, before any allocation is made under Section 6 for such Plan Year, the amount in his or her account balance which was forfeited shall be restored without adjustment for any subsequent gains or losses. Restoration will first be made out of any unallocated forfeitures and, if such forfeitures are insufficient to restore such person's account balance, restoration shall be made through an Employer contribution. If such a restoration is made, the restored amount shall be maintained as a separate account, and the vested portion of such account from time to time shall be determined by adding the amount of the prior distribution to this separate account balance prior to applying the vesting schedule in Section 10.2 and then subtracting the amount of the prior distribution from the amount derived after application of such schedule.

                If an amount is restored to a person under this Section, a separate Matching Contribution Account shall be maintained for allocations made after his or her reemployment and vesting with respect to such account shall be in accordance with Section 10.2.

         10.4. Notification Of Eligibility To Receive And Consent To Vested Benefits.

                10.4.1.  Notice.

                        In the event that the aggregate vested account balance of a Participant to be distributed pursuant to Section 10.1 exceeds $5,000, such Participant shall receive notice of the following information:

                        (a) the material features and the relative values of his or her benefits under the optional forms of benefit available under the Plan; and

                        (b) his or her right to defer receipt of vested benefits.

                10.4.2.  Consent.

                        The Participant's consent to the distribution of the vested portion of his or her accounts must be:

                        (a) in writing or in any form deemed to be in writing
                under the Code or regulations or other guidance issued by the Internal Revenue Service;

             (b) made after the Participant receives the information described in Section 10.4.1; and

             (c)  made within 90 days after he or she receives the information.

                                   SECTION 11

11.   Distributions At Death.

      11.1.  Distributions Upon Death.

             Upon the death of a Participant while in the employment of the Employer, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed in a lump sum to his or her spouse or beneficiaries in accordance with Sections 11.2, 11.3 and 11.4. Upon the death of a Participant after termination of his or her employment with the Employer, the vested portion of the Participant's remaining account balances shall be distributed in a lump sum to his or her spouse or beneficiaries in accordance with Sections 11.2, 11.3 and 11.4. Any distribution hereunder shall be based on the value of the Participant's accounts as of the date such distribution is made.

      11.2.  Distribution To Spouse.

             Upon the death of a Participant, the entire balance of his or her accounts shall be distributed to his or her surviving spouse, if any, unless the surviving spouse has consented in the manner required under Section 11.5 to a designated beneficiary and one or more designated beneficiaries survives the Participant.

      11.3.  Designation Of Beneficiary.

             Each Participant shall have the right to name and change primary and contingent beneficiaries under the Plan on a form provided for that purpose by the Plan Administrator. If upon the death of the Participant, the Participant has no surviving spouse or the Participant's surviving spouse has consented to the designation of a beneficiary in the manner required under Section 11.5, the vested balance of his or her accounts shall be divided among the primary or contingent beneficiaries designated by such Participant who survive the Participant.

      11.4.  Beneficiary Not Designated.

             In the event the Participant has no surviving spouse and has either failed to designate a beneficiary or no designated beneficiary survives him or her, the amounts otherwise payable to a beneficiary under the provisions of this Section shall be paid to the Participant's surviving children (per stirpes) or, if the Participant has no children, to the estate of the last to die of the Participant or his or her designated beneficiary.

      11.5.  Spousal Consent To Designation Of Beneficiary.

             The spouse of the Participant must waive the spouse's right to the death benefit described in Section 11.2 and consent to the designation of an alternate beneficiary in accordance with this Section in order for such designation to be effective. The spousal consent must be in writing and:

                (a) must designate a beneficiary which may not be changed without spousal consent,

                (b) must be irrevocable and acknowledge the effect of such designation as being a waiver of the spouse's right to the death benefit described in Section 11.2, and

                (c) must be witnessed by a Plan representative or notary public.

                Any such consent must be filed with the Employer in order to be effective. No consent need be obtained in the event the Participant has no spouse or the Participant's spouse cannot be located. In this event, the Participant must certify on a form provided by the Plan Administrator for that purpose that he or she has no spouse or that his or her spouse cannot be located in order for his or her designation of an alternate beneficiary to be effective.

                                   SECTION 12

12.      Leaves Of Absence And Transfers.

         12.1.    Military Leave Of Absence.

                  So long as The Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as therein defined, an Employee who leaves the employment of the Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of this Plan, be considered as having been in the employment of the Employer, with the time of his or her service in the military credited to his or her Service; provided that upon such Employee being discharged from the military service of the United States he or she applies for re-employment with the Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, reemployment rights, as provided by USERRA, or any similar law from time to time in force.

                  12.1.1.  Payroll Reduction Contributions.

                           Any Employee who is reemployed while entitled to veterans' reemployment rights under USERRA and who has either (i) suspended his or her contributions during military service, or (ii) made less than the maximum amount of contributions permitted by this Section during his or her period of military service, shall be permitted to make the contributions described in Sections 4.1 and 4.4 to the Plan with respect to the period of his or her military service during the period which begins on the Employee's date of reemployment with the Employer and ends upon the earlier of:

                           (a) the period equal to three times the Employee's
                     period of military service; and

                           (b) five years.

                           The maximum amount of contributions which the Employee can make during this period shall be the maximum amount of contributions that he or she would have been permitted to make to the Plan during the period of military service if the individual had continued to be employed by the Employer during such period and received Compensation during such period equal to the Compensation the Employee would have received during the period of military service had the Employee worked for the Employer during such period. If the Compensation the Employee would have received during the period was not reasonably certain, the Employee's average Compensation from the Employer during the 12-month period immediately preceding the period of military service shall be deemed to be such Compensation.

                  12.1.2.  Matching Contributions.

                           If the Employer makes a contribution under Section
         4.3 during a period when an Employee was on military leave of absence and if the Employee later returns to employment and makes the contributions described in Section 4.1 for this period, the Employer shall make such matching contributions on behalf of the Employee as would have been made had the Employee's contributions actually been made during the period of his or her military service.

                  12.1.3.  Treatment Of Contributions.

                           Contributions under this Section will be taken into account for purposes of the limitations of Sections 402(g) or 415 in the year to which the contributions relate, not the year in which the contributions are made. In addition, such contributions will not cause the Plan to be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(k)(3), 401(m), 410(b) or 416. Notwithstanding
         any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan during a period of qualified military service as permitted under Code Section 414(u)(4).

         12.2.    Maternity Or Paternity Absence.

                  In the case of any Employee who is absent from work

                  (a) by reason of the pregnancy of the individual,

                  (b) by reason of the birth of a child of the individual,

                  (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

                  (d) for purposes of caring for such child for a period beginning immediately following such birth or placement,

the Employee's Severance Date shall be the second anniversary of the date such absence begins solely for purposes of determining whether a Break in Service has occurred. In order to receive credit under this Section, an Employee must furnish to the Employer information establishing (i) that the absence from work is for one of the reasons described in this Section and (ii) the number of days for which the Employee was absent.

         12.3.    Family and Medical Leave Act.

                  Solely for purposes of determining whether a Break in Service has occurred, an Employee shall be credited with the number of Days of Service during a leave of absence taken pursuant to the Family and Medical Leave Act of 1993.

         12.4.    Other Leaves Of Absence.

                  An Employee on a Employer approved leave of absence not described in Section 12.1 above shall for all purposes of this Plan be considered as having continued in the employment of the Employer for the period of such leave, provided that the Employee returns to the active employment of the Employer before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, non-discriminatory basis in similar fact situations.

                  Notwithstanding any other provision of the Plan, a Participant who is on an Employer-approved leave of absence on the last day of the Plan Year will share in the allocations of Employer contributions under Section 4.3 for the Plan Year in which such leave of absence begins but will not share in such allocations for any subsequent Plan Year ending before the Participant's return from such leave of absence.

         12.5.    Transfers.

                  In the event that:

                  (a) a Participant is transferred to employment with a member of the Controlled Group in a status as a non-Employee; or

                  (b) a person is transferred from employment with a member of the Controlled Group in a status as a non-Employee to employment with the Employer under circumstances making such person an Employee; or

                  (c) a person was employed by a member of the Controlled Group in a status as a non-Employee, terminated his or her employment and was subsequently employed by the Employer as an Employee; or

                  (d) a Participant was employed by the Employer as an Employee, terminated his or her employment and was subsequently employed by a member of the Controlled Group in a status as a non-Employee;

then the following provisions of this Subsection shall apply:

                  (a) transfer to employment with a member of the Controlled Group as a non-Employee shall not be considered termination of employment with the Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;

                  (b) employment with a member of the Controlled Group by a non-Employee will be deemed to be employment by the Employer, but only with respect to employment during any period that such member of the Controlled Group is required to be aggregated with the Employer pursuant to Code Sections 414(b), (c), (m) or regulations issued pursuant to Section 414(o) of the Code;

                  (c) amounts earned from a member of the Controlled Group by a non-Employee shall not constitute Compensation hereunder;

                  (d) termination of employment with a member of the Controlled Group which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with another member of the Controlled Group) shall be considered as termination of employment with the Employer;

               (e) all other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he or she may be entitled hereunder.

               Notwithstanding anything in this Plan to the contrary, a Participant who is no longer employed by a member of the Controlled Group which includes the Employer as a member shall be considered a terminated Employee.

      12.6.    Acquisition Of Assets.

               If the Employer acquires the assets (through purchase, merger or otherwise) of any other entity and hires persons who had been employed by such entity, the division or other subgroup in which such persons are employed shall be excluded from the groups included in the definition of "Employee" unless the Employer communicates to such division or subgroup that such division or subgroup is accruing benefits under the Plan.

      12.7.    Special Union Transfer Provisions.

               If an individual who is a Union Participant transfers to an employment status in which he or she is an Employee but is no longer a Union Participant, he or she shall continue to be a Participant as of the date of such transfer but shall no longer be considered a Union Participant. As of the date of such transfer, such Participant's Matching Contribution Account shall become fully vested, to the extent not already fully vested.

               If an individual who is not a Union Participant transfers to an employment status in which he or she is a Union Participant, his or her Matching Contribution Account, and contributions into such account after the date of such transfer, shall continue to be fully vested.

                                   SECTION 13

13.      Trustee.

                  The Employer shall select a Trustee or an insurance company to hold and administer the assets of the Plan and shall enter into a trust agreement or an insurance contract with such Trustee or insurance company. The Employer may change the Trustee or insurance company from time to time subject to the terms of the trust agreement or insurance contract.

                                   SECTION 14

14.      Administration.

         14.1.    Appointment of Retirement Committee.

                  The Board or its delegate shall appoint a Retirement Committee of one or more members. Upon death, resignation, removal or inability of a member to continue, the Board or its delegate shall appoint a successor. If, at any time, the Board or its delegate has not appointed a Retirement Committee, or there is no Retirement Committee, then the Company shall have all of the duties, responsibilities, powers and authorities given to the Retirement Committee.

         14.2.    Construction.

                  The Retirement Committee shall have the discretionary authority to construe, interpret and administer all provisions of the Plan and to determine a Participant's eligibility for benefits on a uniform, non-discriminatory basis in similar fact situations.

         14.3.    Decisions And Delegation.

                  The Retirement Committee may appoint such agents as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Retirement Committee may deem expedient or appropriate. A member of the Retirement Committee shall not make any decision or take any action covering exclusively his or her own benefits under the Plan. All such matters shall be decided by the other member(s) of the Retirement Committee or, if there is no such other member(s), the Chairman.

         14.4.    Duties Of The Retirement Committee.

                  The Retirement Committee shall, as part of its general duty to supervise and administer the Plan, direct the Trustee specifically in regard to:

                  (a) distribution payments, including the names of the payees, the amounts to be paid and the time or times when payments shall be made;

                  (b) any other payments which the Trustee is not authorized to make without direction in writing by the Plan Administrator;

                  (c) the purchase of annuity contracts, giving the names of the persons for whose benefit they shall be purchased and the purchase price; and

                  (d) preparation of an annual report for the Employer, as of the end of each Plan Year, in such form as the Employer may require.

         14.5.    Records Of The Retirement Committee.

                  All acts and determinations of the Retirement Committee shall be duly recorded, and all such records, together with such other documents as may be necessary for the proper administration of the Plan, shall be preserved in the custody of such Retirement Committee. Such records and documents shall at all times be open for inspection and copying by any person designated by the Board or its delegate.

         14.6.    Expenses.

                  Any expense incurred by the Retirement Committee or the Trustee with respect to employment of agents, attorneys or other persons, including expenses incurred in maintaining the qualified status of the Plan and the exempt status of the related trust, shall be paid from the assets of such trust unless paid by the Employer without the Employer seeking reimbursement from the trust for such expense.

         14.7.    Indemnification.

                  The Retirement Committee and the individual members thereof shall be indemnified by the Employer against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Retirement Committee or its members by reason of the performance of a Retirement Committee function if the Retirement Committee or such members acted in good faith pursuant to the provisions of the Plan.

                                   SECTION 15

15.   Claim Procedure.

      15.1.  Claim.

             A Participant or beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Human Resources Department, setting forth his or her claim. The request must be addressed to the Human Resources Department, Premcor Retirement Savings Plan, at the Company's then current address.

      15.2.  Claim Decision.

             Upon receipt of a claim, the Human Resources Department shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety days, and shall, in fact, deliver such reply within such period. However, the Human Resources Department may extend the reply period for an additional ninety days for reasonable cause. If the reply period will be extended, the Human Resources Department shall advise the Claimant in writing during the initial 90-day period indicating the special circumstances requiring an extension and the date by which the Human Resources Department expects to render the benefit determination. If the claim is denied in whole or in part, the head of the Human Resources Department will render a written opinion using language calculated to be understood by the Claimant setting forth:

             (a)  the specific reason or reasons for denial;

             (b) the specific references to pertinent Plan provisions on which the denial is based;

             (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;

             (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

             (e) the time limits for requesting a review under Section 15.3 and for the actual review under Section 15.4.

      15.3.  Request for Review.

             Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Retirement Committee review the prior determination. Such request must be addressed to: The Retirement Committee, Premcor

Retirement Savings Plan, at the Company's then current address. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination. The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the first level reviewer in making his or her initial claims decision,
(ii) was submitted, considered or generated in the course of the making of his or her initial claims decision, without regard to whether such instrument was actually relied upon in making his or her decision or (iii) demonstrates compliance with the administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the first level reviewer's determination within such sixty-day period, he or she shall be barred and estopped from challenging such determination.

      15.4.  Review of Decision.

             Within a reasonable period of time, ordinarily not later than sixty days, after the Retirement Committee's receipt of a request for review, it will review the first level reviewer's prior determination. If special circumstances require that the sixty-day time period be extended, the Retirement Committee will so notify the Claimant within the initial 60-day period indicating the special circumstances requiring an extension and the date by which the Retirement Committee expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. The Retirement Committee has discretionary authority to determine eligibility for benefits and to interpret the terms of the Plan. Benefits under the Plan will be paid only if the Retirement Committee decides in its discretion that the applicant is entitled to them. The decision of the Retirement Committee shall be final and non-reviewable unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Employer and the Claimant. If the Retirement Committee makes an adverse benefit determination on review, the Retirement Committee will render a written opinion using language calculated to be understood by the Claimant setting forth:

             (a)  the specific reason or reasons for denial;

             (b) the specific references to pertinent Plan provisions on which the denial is based;

             (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Retirement Committee in making its decision, (ii) was submitted, considered or generated in the course of the Retirement Committee making its decision, without regard to whether such instrument was actually relied upon by the Retirement Committee in making its decision or (iii) demonstrates compliance by the Retirement Committee with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and

                  (d) a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

                                   SECTION 16

16.   Amendment And Termination.

      16.1.  Amendment.

             The Company shall have the right, by action of the Board or anyone to whom corporate authority to amend the Plan has been delegated by the Board, at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. No such amendment, however, shall authorize or permit any part of the assets of the Plan (other than such part as is required to pay taxes and administration expenses of the Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries; no such amendment shall cause any reduction in the amount credited to any Participant's account or cause or permit any portion of the assets of the Plan to revert to or become the property of the Employer.

      16.2.  Termination; Discontinuance Of Contributions.

             The Company shall have the right, by action of the Board or anyone to whom corporate authority to terminate the Plan has been delegated by the Board, at any time to terminate this Plan. Upon termination, partial termination, or complete discontinuance of contributions, all Participants' accounts (or, in the case of a partial termination, the accounts of all affected Participants) shall become fully vested, and shall not thereafter be subject to forfeiture.

                                   SECTION 17

17.   Miscellaneous.

      17.1.  Participants' Rights.

             Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or Employee thereof, the Trustee or the Board except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

      17.2.  Spendthrift Clause.

             Except as provided in Section 4.9, no benefit or beneficial interest provided under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

             Notwithstanding the above, a Participant's benefit will be offset against any amount he or she is ordered or required to pay to the Plan pursuant to an order or requirement which arises under a judgment of conviction for a crime involving the Plan, under a civil judgment entered by a court in an action involving a fiduciary breach, or pursuant to a settlement agreement between the Participant and the Department of Labor or the Pension Benefit Guaranty Corporation. Any such offset shall be made pursuant to Section 206(d) of ERISA.

      17.3.  Delegation Of Authority By Employer.

             Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, it shall be done and performed by any officer duly authorized by the Board of Directors of the Employer.

      17.4.  Distributions To Minors.

             In the event that any portion of the Plan becomes distributable to a minor or other person under legal disability (as determined by the laws of the jurisdiction in which he or she then resides), the Employer shall direct that such distribution be made to the legal representative of such minor or other person.

      17.5.  Gender, Number And Headings.

             Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections are inserted for convenience of reference, constitute no part of the Plan and are not to be considered in the construction of the Plan.

      17.6.  Separability Of Provisions.

             If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

      17.7.  Diversion Of Assets.

             No part of the assets of the Plan shall be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries. Except as provided in Section 4.7, the Employer shall have no beneficial interest in the assets of the Plan and no part of the assets of the Plan shall revert or be repaid to the Employer, directly or indirectly.

      17.8.  Service Of Process.

             The General Counsel of the Company shall constitute the Plan's agent for service of process.

      17.9.  Merger.

             In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (as if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

      17.10. Benefit Limitation.

             (a) Notwithstanding any other provision hereof, and except as provided in Section 12.1, the amounts allocated to a Participant during the Limitation Year under the Plan and allocated to the Participant under any other defined contribution plan to which the Employer or any other member of the Controlled Group has contributed shall be proportionately reduced, to the extent necessary, so that the Annual Addition does not exceed the least of:

                  (1)   $30,000; or

                  (2) 25% of the Participant's remuneration from the Employer or any member of the Controlled Group during the Limitation Year; or

                  (3)   such other limits set forth in Section 415 of the Code.

                  The amount set forth in subparagraph (1) above shall automatically be adjusted to reflect adjustments made by applicable law. Remuneration for purposes of this Section means remuneration as defined in Code Section 415(c)(3), including the deferrals described in Code Section 415(c)(3)(D).

                  (b) For purposes of this Section, Limitation Year means the Plan Year.

                  (c) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's remuneration, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to a Participant under the limits of Section 415 of the Code or other limited facts and circumstances, the Annual Additions under the Plan for a particular Participant exceed the limitations in this Section, the excess amounts will not be deemed Annual Additions for the Limitation Year and will be treated as follows:

                         (1) First, the portion of the excess attributable to employee contributions under Section 4.4 (together with any income or less any loss allocable to such amounts) shall be returned to such Participant to the extent that the return would reduce the excess amount in the Participant's accounts, such amount to be returned on or before the April 15 following the close of such Limitation Year.

                         (2) Second, the portion of the excess attributable to amounts by which a Participant elected to have his or her salary reduced under Section 4.1 (together with any income or less any loss allocable to such amounts) shall be returned to such Participant to the extent that the return would reduce the excess amount in the Participant's accounts, such amount to be returned on or before the April 15 following the close of such Limitation Year.

                         (3)  Third, any Employer contributions under Section
                  4.3 which are attributable to the contributions returned in
                  (2) above shall be held in a suspense account and used to reduce Employer contributions otherwise due under Section 4.

                  (d) For purposes of this Section, Annual Additions means the sum for the Limitation Year of Employer contributions, Employee contributions (determined without regard to any rollover contributions as defined in Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3) of
         the Code and without regard to Employee contributions to a simplified employee pension plan which are excludable from gross income under
         Section 408(k)(6) of the Code) and forfeitures.

         17.11.   Commencement Of Benefits.

                  (a) Notwithstanding any other Section of the Plan, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:

                         (1)   the date on which the Participant attains age 65;
                               or

                        (2) the tenth anniversary of the date on which the
                  Participant commenced participation in the Plan; or

                        (3) the Participant's termination of employment with the
                  Employer.

                        Notwithstanding the foregoing, if a Participant's aggregate account balance exceeds $5,000, in no case shall distribution commence until the later of the date on which the Participant attains age 62 or his or her Normal Retirement Age unless the Participant elects an earlier distribution in the manner provided in Section 10.4.2.

                  (b) Notwithstanding Subsection (a) or any other provision of the Plan, if the amount of payment cannot be ascertained, or if it is not possible to make payment because the Plan Administrator cannot locate the Participant after making reasonable efforts to do so, a retroactive payment may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever is applicable.

                  (c) If the Plan Administrator is unable to locate any person entitled to receive distribution from an account hereunder, such account shall be forfeited and used to reduce Employer contributions on the date two years after

                        (1) the date the Plan Administrator sends by certified
                  mail a notice concerning the benefits to such person at his or her last known address or

                        (2) the Plan Administrator determines that there is no
                  last known address.

                        If an account is forfeited under this Section and a person otherwise entitled to the account subsequently files a claim with the Plan Administrator during any Plan Year, before any allocations for such Plan Year are made under Section 4.3 the account will be restored to the amount which was forfeited without regard to any earnings or losses that would have been allocated. Such restoration shall first be taken out of forfeitures which have not been allocated and if such forfeitures are insufficient to restore such person's account balance, restoration shall be made by an Employer contribution to the Plan.

         17.12.   Qualified Domestic Relations Order.

                  Notwithstanding anything in the Plan to the contrary, benefits may be distributed in accordance with the terms of a Qualified Domestic Relations Order ("QDRO"). For this purpose a QDRO is any Domestic Relations Order determined by the Employer to be a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code pursuant to this Section.

                  (a) A Domestic Relations Order means a judgment, decree, or order (including the approval of a property settlement agreement) which

                       (1) relates to the provision of child support,
                  alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant,

                       (2) is made pursuant to a state domestic relations law,
                  and

                       (3) creates or recognizes the existence of an
                  Alternate Payee's right, or assigns to the Alternate Payee the right, to receive all or a portion of the benefits of the Participant under the Plan.

                       An "Alternate Payee" includes any spouse, former spouse, child, or other dependent of a Participant who is designated by the Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the concerned Participant.

                  (b) To be a QDRO, the Domestic Relations Order must meet the specifications set forth in Section 414(p) of the Code and must clearly specify the following:

                       (1) Name and last known mailing address of the
                  Participant.

                       (2) Name and last known mailing address of each Alternate
                  Payee covered by the Domestic Relations Order.

                       (3) The amount or the percentage of the Participant's
                  benefit to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined.

                       (4) The number of payments or period to which the
                  Domestic Relations Order applies.

                       (5) Each plan to which the Domestic Relations Order
                  applies.

                  (c) The status of any Domestic Relations Order as a QDRO shall be determined under the following procedures:

                       (1) Promptly upon receiving a Domestic Relations Order,
                  the Employer will

                           (A) refer the Domestic Relations Order to the
                       appropriate party for the Plan to render an opinion within 90 days (or such earlier period as shall be provided by applicable law) whether the Domestic Relations Order is a QDRO, and

                           (B) notify the affected Participant and any Alternate
                       Payee of the receipt by the Plan of the Domestic Relations Order and of this procedure.

                        (2) Promptly upon receiving the determination of the status of the Domestic Relations Order, the affected Participant and each Alternate Payee (or any representative designated by an Alternate Payee by written notice to the Employer) shall be furnished a copy of such determination. The notice of determination shall state

                              (A) whether the Domestic Relations Order is a QDRO, and

                              (B) once a determination has been made whether the Domestic Relations Order constitutes a QDRO, that the Employer will commence any payments currently due under the Plan to the person or persons entitled thereto after the expiration of a period of 60 days commencing on the date of the mailing of the notice unless prior thereto the Employer receives notice of the institution of legal proceedings disputing the determination. The Employer shall, as soon as practical after such 60-day period, ascertain the dollar amount currently payable to each payee pursuant to the Plan and the QDRO, and any such amounts shall be disbursed by the Plan.

                        (3) If there is a dispute on the status of a Domestic Relations Order as a QDRO, there shall be a delay in making payments. The Employer shall direct that the amounts otherwise payable be held in a separate account within the Plan. If within 18 months thereafter, the Domestic Relations Order is determined not to be a valid QDRO, or the status of the Domestic Relations Order has not been finally determined, the segregated or escrow amounts (including interest thereon) shall be paid to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination thereafter that the Domestic Relations Order is a QDRO shall be applied prospectively only.

                  (d) If a Domestic Relations Order requires payment to an Alternate Payee in an immediate lump sum, the order shall not lose its status as a Qualified Domestic Relations Order merely because of the immediate lump sum provision.

         17.13.   Written Explanation Of Rollover Treatment.

                  The Employer shall, when making an eligible rollover distribution, provide an explanation to the recipient of such distribution of his or her right to roll over such distribution to an eligible retirement plan and, if applicable, his or her right to the special ten-year averaging and capital gains tax treatment in the Code. Such explanation will be provided to the recipient in accordance with rules prescribed by the Internal Revenue Service.

         17.14.   Special Distribution Option.

                  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's (as hereinafter defined) election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an

Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee in a Direct Rollover.

                  (a) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

                        (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

                        (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

                        (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and

                        (4) any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

                  (b)   An Eligible Retirement Plan is

                        (1)   an individual retirement account described in
                  Section 408(a) of the Code,

                        (2)   an individual retirement annuity described in
                  Section 408(b) of the Code,

                        (3) an annuity plan described in Section 403(a) of the Code, or

                        (4) a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

                  (c) A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (d) A Direct Rollover payment is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          17.15.  Limitations On Special Distribution Option.

                  (a) Notwithstanding the provisions of the immediately preceding Section entitled Special Distribution Option, the amount which may be paid directly to the trustee of another eligible retirement plan under such Section shall be no less than the total amount of the Eligible Rollover Distribution which would otherwise be includible in the Participant's taxable income.

                  (b) The Employer shall provide notice of the special distribution option described in the preceding Section to the Participant in accordance with rules prescribed by the Internal Revenue Service.

         17.16.   Waiver Of 30-Day Period.

                  A Participant who receives the notice described in Sections
9.3.1 or 10.4.1 will simultaneously receive the notice described in Section
17.13 and will be given the opportunity to consider for at least 30 days after such notices are provided the decision of whether or not to elect a Direct Rollover (as described in Section 17.14) and whether or not to elect to defer receipt of his or her vested benefit. A Participant may waive such opportunity to consider such elections for at least 30 days by submitting an election to the Employer before the 30-day time period has elapsed. Notwithstanding any provision herein to the contrary, the Employer may distribute a Participant's vested benefit pursuant to his or her distribution election forms at any time following such Participant's waiver of the opportunity to consider such elections for at least 30 days.

         17.17.   Contribution On Behalf Of Controlled Group Member.

                  If a member of the Controlled Group contributes to the Plan and the contribution is accepted by the Plan with the consent of the Employer, the Controlled Group member will be deemed to have adopted the Plan with the consent of the Employer with respect to the category of employees on behalf of whom the contribution was made.

         17.18.   Construction Of Plan.

                  Except as provided in the Employee Retirement Income Security Act of 1974, this Plan shall be construed according to the laws of the State of Missouri, and all provisions of the Plan shall be administered according to the laws of such state.

         17.19.   Separation from Service.

                  Notwithstanding any other section of the Plan, a Participant will not be entitled to a distribution under Sections 8 or 10 from his or her Before-Tax Contribution Account until the Participant has a "separation from service" within the meaning of Code Section 401(k)(2)(B)(i)(I).

          17.20. Special Provisions for the Clark Oil & Refining Corporation Pension Plan for Certain Union Employees.

                 (a) Participating Group: This Section modifies and supplements the provisions of the Plan in connection with the merger into the Plan of the Clark Oil & Refining Corporation Pension Plan for Certain Union Employees (the "Pension Plan"). For purposes of this Section, the term "Pension Participants" means those Participants in the Plan who immediately prior to the Effective Date were participants in the Pension Plan and who had benefits from such plan transferred to this Plan.

                 (b)   Effective Date:  April 1, 1994.

                 (c) Eligibility: As of the Effective Date, the employees described in Section 17.20(a) became eligible to participate in the Plan subject to its normal terms, except as provided in Section 17.20(e).

                 (d) Merger of Plans: The Pension Plan was merged with and into the Plan effective April 1, 1994, and the assets and liabilities of the Pension Plan became the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(1) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Pension Plan, with the modifications set forth below.

                 (e) Special Provisions: The following special provisions shall apply only with respect to that portion of a Pension Participant's benefit which is attributable to the amount transferred to this Plan from the Pension Plan (the "Pension Plan Benefit").

                       (1) Normal Form of Benefit. If the value of a Participant's Pension Plan Benefit exceeds $5,000, determined as of the date he or she is otherwise entitled to a distribution under Section 8, 9 or 10, such benefit will be paid to him or her as follows:

                             (i)  Subject to the provisions of Section
                       17.20(e)(2), if the Participant is unmarried as of his or her Annuity Starting Date, the Pension Participant will receive a monthly annuity payable throughout his or her life only (a "Single Life Annuity").

                             (ii) subject to the provisions of Section
                       17.20(e)(2), if the Pension Participant is legally married on his or her Annuity Starting Date, he or she will receive a Joint and Survivor Annuity. The term "Joint and Survivor Annuity" means an annuity payable for the life of the Participant with a survivor annuity payable for the life of his or her surviving spouse which is equal to 50 percent of the annuity payable during the joint lives of the Participant and his or her spouse.

                 "Annuity Starting Date" shall mean the first day of the first period for which a payment in any form is made pursuant to this
                 Section 17.20, without regard to any reasonable administrative delay, which day shall be no later than the later of the date the Pension Participant attains age 65 or the date he or she is otherwise entitled to a distribution under Section 8, 9 or 10; provided, however, that in the event of an election of an annuity under Section 17.20(e)(2), the Annuity Starting Date shall be not later than the date payment is irrevocably made on behalf of the Participant to the insurance company issuing the annuity contract.

                           (2) Revocation of Annuity Form of Benefit. By making
                  an election with the Committee during the applicable Election Period (as described below) in such form as the Committee shall require, an unmarried Participant may revoke payment in the Single Life Annuity form and a married Participant may revoke payment in the Joint and Survivor Annuity form and elect to have his or her Pension Benefit paid in one of the distribution forms set forth in Section 8.2.

                           A married Participant's revocation of a Joint and
                  Survivor Annuity shall be effective only if during the Election Period, the Participant's spouse consents in writing to such revocation and election of another form of distribution, and the spouse's consent acknowledges the effect of such revocation and is witnessed either by a notary public or a Plan representative appointed or approved by the Retirement Committee; provided, however, that, unless otherwise provided by a qualified domestic relations order within the meaning of section 414(p) of the Code, no spousal consent shall be required if it is established to the satisfaction of a Plan representative appointed or approved by the Retirement Committee that the consent of the Participant's spouse cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations. A Participant's "Election Period" with respect to the revocation of the Single Life Annuity or Joint and Survivor Annuity means the 90-day period ending on his or her Annuity Starting Date and after his or her receipt of Election Information described in Section 17.20(e)(3).

                           (3) Retirement Election Information. No fewer than 30 and no more than 90 days before the Annuity Starting Date, the Retirement Committee shall furnish the Participant with Election Information (as described below). The term "Election Information" shall consist of:

                                 (i) a written description of the Single Life Annuity and, if applicable to the Participant, the Joint and Survivor Annuity and the relative financial effect of payment of his or her Pension Benefit in such forms;

                                 (ii)  a notification of the right to revoke
                           payment in such forms and of the spouse's rights with respect to revocation of the Joint and Survivor Annuity form;

                                 (iii) a notification of the Participant's right
                           to rescind a prior revocation of payment in the form of annuity described in Section 17.20(e)(1) and the effect thereof; and

                                  (iv) a general description of the eligibility
                           conditions and other material features of the optional forms of payment and information explaining the relative value of the optional forms of payment.

                           (4) Distributions to Beneficiaries. Subject to
                  Section 8.3, the following rules shall apply if a Pension Participant dies while any portion of his or her Pension Plan Benefit remains undistributed:

                                  (i)  If a Participant dies before his or her
                           Annuity Starting Date, his or her Pension Plan Benefit shall be distributed as follows:

                                       (A) If he or she is legally married on
                                  the date of his or her death and as of such date there is not in effect a waiver of the Pre-Retirement Surviving Spouse Annuity (as defined below) in accordance with Section 17.20(e)(6), the balance of the Participant's Pension Benefit shall be distributed in the form of a Pre-retirement Surviving Spouse Annuity, which shall be distributed to the surviving spouse; provided, however, such surviving spouse may elect to have the Account balance distributed in a lump sum cash payment by making an election with the Retirement Committee in such form as it may require. The term "Pre-Retirement Surviving Spouse Annuity" means a monthly annuity payable to the surviving spouse for his or her life, with payments commencing as of the first day of the month coincident with or next following the later of the date of the Participant's death or the date which otherwise would have been the Participant's Normal Retirement Date; provided, however, that the surviving spouse may elect to have annuity payments commence (or a lump sum distribution made) as of any earlier Valuation Date that is at least 30 days after the date of the Participant's death;

                                       (B) If he or she is unmarried on the date
                                  of his or her death, or if the Participant is married and his or her spouse has consented in accordance with Section 17.20(e)(6), the Participant's Account balance shall be distributed to his or her Beneficiary in the form of an annuity for the life of the Beneficiary, unless the Participant has elected a different form of distribution under
                                  Section 17.20(e)(4)(i)(C). The actuarial equivalent of any annuity provided pursuant to this clause shall not be less than 50 percent of the Participant's Account balance at the time of his or her death.

                                       (C) If a Participant dies before his or
                                  her Annuity Starting Date and such Participant is either unmarried at the date of his or her death or there is in effect a valid waiver of the Pre-Retirement Surviving Spouse Annuity, his or her Pension Benefit may be distributed in either a lump sum payment or payment in a series of substantially equal annual or more frequent installments not to exceed 15 years or, if less, over the life of his Beneficiary or over a period not to exceed the remaining life expectancy of the Beneficiary, provided such Participant has made an election to receive such form of distribution with the Retirement Committee.

                                 (ii) If a Participant dies after his or her
                           Annuity Starting Date, the remaining portion of his or her Pension Plan Benefit, if any, shall be distributed to his or her Beneficiary in accordance with the distribution method in effect on the date of the Participant's death. If a Participant's death occurs after an annuity contract has been purchased with his or her Pension Plan Benefit, no amounts shall be payable from the Plan to any person on account of the Participant's death; benefits shall be payable under such annuity contract in accordance with the distribution method in effect on the date of the Participant's death.

                           (5) Pre-Retirement Election Information. Within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35 (or, if later, the last day of the second Plan Year succeeding the entry of the Participant in the Plan), the Retirement Committee shall provide the Participant with a written explanation of the Pre-Retirement Surviving Spouse Annuity form of payment comparable to the election information described in Section 17.20(e)(3).

                           (6) Revocation of Pre-Retirement Surviving Spouse Annuity. A Participant may revoke payment in the Pre-Retirement Surviving Spouse Annuity form and elect payment of his or her Pension Plan Benefit at his or her death to any Beneficiary whom he or she designates in accordance with the provisions of Section 11.3 by making an election with the Retirement Committee during the applicable Election Period (as described below) in such form as the Retirement Committee may require; provided, however, that a married Participant's revocation of a Pre-Retirement Surviving Spouse Annuity form of payment shall be effective only if his or her spouse consents to the revocation in a writing which:

                                 (i) is filed with the Retirement Committee, in such form as the Retirement Committee may require, during the applicable "Election Period" which is the period beginning on the earlier of the Participant's termination of employment or the first day of the Plan Year in which the Participant attains age 35, and ending on the date of his or her death;

                                 (ii) designates a specific beneficiary which
                           may not be changed without spousal consent (or the consent of the spouse expressly permits designation by the Participant without any requirement of further consent by the spouse and acknowledges the right to limit consent to a specific beneficiary);

                                 (iii) acknowledges that such consent to the
                           Participant's designation of such beneficiary constitutes the spouse's consent to the Participant's waiver of a qualified pre-retirement survivor annuity payable to the spouse in accordance with section 417 of the Code; and

                                 (iv) is witnessed either by a notary public or a Plan representative appointed or approved by the Retirement Committee;

                  provided, however, that, unless otherwise provided by a qualified domestic relations order within the meaning of section 414(p) of the Code, no spousal consent shall be required if it is established to the satisfaction of a Plan representative appointed or approved by the Retirement Committee that the consent of the Participant's spouse cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations. A Participant may rescind any prior revocation of the Pre-retirement Surviving Spouse Annuity form of payment at any time during the applicable Election Period.

                           (7) Withdrawals. A Pension Participant's Pension Plan Benefit may not be withdrawn or distributed prior to such Pension Participant's (or such Pension Participant's beneficiary's) entitlement to a distribution under Section 8, 9, 10 or 11, except as required under subsection 8.3 of the Plan.

                                   SECTION 18

18.      Top-heavy Definitions.

         18.1.    Accrued Benefits.

                  "Accrued Benefits" means "the present value of accrued benefits" as that phrase is defined under regulations issued under Section 416 of the Code. For purposes of Sections 18 and 19 hereof, the Accrued Benefits of any Participant (other than a Key Employee) shall be determined under the single accrual rate used by all Qualified Plans of the Employer which are defined benefit plans, or if there is no single accrual rate, Accrued Benefits shall be determined as accruing no more rapidly than the slowest rate permitted under
Section 411(b)(1)(C) of the Code.

         18.2.    Beneficiaries.

                  "Beneficiaries" means the person or persons to whom the share of a deceased Participant's accounts are payable.

         18.3.    Determination Date.

                  "Determination Date" means for a Plan Year the last day of the preceding Plan Year.

         18.4.    Former Key Employee.

                  "Former Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Former Key Employee.

         18.5.    Key Employee.

                  "Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is a "key employee" as that term is defined in Section 416(i) of the Code and the regulations thereunder; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Key Employee. For purposes of determining whether a person is a Key Employee, the definition of Top Heavy Compensation shall be applied.

         18.6.    Non-Key Employee.

                  "Non-Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is not a Key Employee or a Former

Key Employee; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Non-Key Employee.

         18.7.    Permissive Aggregation Group.

                  "Permissive Aggregation Group" means each Qualified Plan of the Controlled Group in the Required Aggregation Group plus each other Qualified Plan which is not part of the Required Aggregation Group but which satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

         18.8.    Required Aggregation Group.

                  "Required Aggregation Group" means each Qualified Plan (including any terminated Qualified Plan) of the Controlled Group in which a Key Employee participates during the Plan Year containing the Determination Date or any of the four preceding Plan Years and each other Qualified Plan (including any terminated Qualified Plan) of the Controlled Group which during this period enables any Qualified Plan (including any terminated Qualified Plan) in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

         18.9.    Super Top-Heavy Group.

                  "Super Top-Heavy Group" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 90% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Super Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 90% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

         18.10.   Top-Heavy Compensation.

                  "Top-Heavy Compensation" means compensation within the meaning of Section 415 of the Code.

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

         18.11.   Top-Heavy Group.

                  "Top-Heavy Group" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

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

                                   SECTION 19

19.      Top-Heavy Rules.

         19.1.    Special Top-Heavy Rules.

                  If for any Plan Year the Plan is part of a Top-Heavy Group, then, effective as of the first day of such Plan Year the following provisions shall apply to Participants who accrue an Hour of Employment on or after the first day of such Plan Year:

                  19.1.1. Minimum Allocation.

                          A new Section 4.11 is added as follows:

                  4.11    Minimum Allocation if Plan is part of Top-Heavy Group.

                          Notwithstanding the foregoing, for each Plan Year in which the Plan is part of a Top-Heavy Group, the sum of the Employer contributions allocated under the Plan to the account of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year shall be at least equal to the lesser of three percent of such Non-Key Employee's Top-Heavy Compensation for such Plan Year or the largest percentage of Top-Heavy Compensation allocated to the account of any Key Employee; provided, however, that if for any Plan Year a Non-Key Employee is a Participant in both this Plan and one or more defined contribution plans, the Employer need not provide the minimum allocation described in the preceding sentence for such Non-Key Employee if the Employer satisfies the minimum allocation requirement of Section 416(c)(2)(B) of the Code for the Non-Key Employee in such other defined contribution plans. Amounts which a Non-Key Employee or Key Employee elects to contribute on a pre-tax basis to a Qualified Plan which meets the requirements of Section 401(k) of the Code shall be considered an Employer contribution for purposes of Section 18.11; provided, however, that such pre-tax contributions made by Non-Key Employees may not be taken into account in determining the minimum allocation provided under this Section 4.11. In addition, matching contributions made on behalf of Non-Key Employees may not be taken into account in determining the minimum allocation provided under this
         Section 4.11.

                  IN WITNESS WHEREOF, the Company has caused this amendment to be executed by one of its duly authorized officers this 15th day of February, 2002.

                                         The Premcor Refining Group Inc.

                                         By: /s/ Jeffry N. Quinn
                                             -------------------
                                         Title: Executive V.P.

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